UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  November 29, 2017
First Busey Corporation
 (Exact name of registrant as specified in its charter)
Nevada	0-15950	37-1078406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
      100 W. University Ave.
      Champaign, Illinois  61820
 (Address of principal executive offices) (Zip code)
(217) 365-4544
 (Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 29, 2017, Susan K. Miller announced her resignation from her positions as Deputy Chief Financial Officer, Chief Accounting Officer and principal accounting officer of First Busey Corporation (the "Company"). Her resignation will become effective on December 8, 2017. Ms. Miller joined the Company in December 2011 and has led the finance, accounting and treasury functions during her tenure. She will be assuming the Chief Financial Officer role at a private bank following her departure.
On November 29, 2017, the Company appointed Jennifer L. Simons to serve as Executive Vice President and Chief Accounting Officer and will serve as the principal accounting officer effective December 8, 2017.  Ms. Simons, age 57, previously served as Chief Financial Officer of Florida Community Bank, National Association ("FCB"), a bank with over $10 billion in assets headquartered in Weston, Florida, from January 2016 to August 2017, prior to which she served as Chief Accounting Officer from April 2015 to January 2016, and Director of Acquired Assets from December 2014 to April 2015.  Prior to joining FCB, Ms. Simons was a Vice President and Senior Finance Manager at PNC Bank, National Association, headquartered in Pittsburgh, Pennsylvania, from March 2010 to December 2014. In that capacity, she was responsible for accounting, regulatory, and finance matters. Ms. Simons is a graduate of University of Wisconsin Madison, where she received her Bachelor of Science degree in accounting.
Ms. Simons does not have a direct or indirect material interest in any transaction with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K.  There is also no arrangement or understanding between Ms. Simons and any other person pursuant to which Ms. Simons was selected for any of her newly-appointed positions, nor is Ms. Simons related to any member of the Board of Directors or executive officers of the Company.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 1, 2017	First Busey Corporation
By:       /s/ Robin N. Elliott
Name:  Robin N. Elliott
Title:    Chief Operating Officer and Chief Financial Officer